UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2022

AXT, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-24085	94-3031310
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4281 Technology Drive

Fremont, California 94538

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (510) 438-4700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock, $0.001 par value	AXTI	The NASDAQ Stock Market LLC

Explanatory Note

AXT, Inc. (the “Company”) filed with the Securities and Exchange Commission on May 24, 2022 a Current Report on Form 8-K (the “Original Filing”) to disclose the matters voted upon at its Annual Meeting of Stockholders held on May 19, 2022 and the results of such voting. This Amendment No. 1 on Form 8-K/A is being filed to amend the Original Filing to correct an inadvertent error with respect to the number of shares that were voted in favor of Proposal 3 from 32,469,274 shares to 33,469,274 shares. This correction does not impact the outcome of the voting on Proposal 3 and, except as stated herein, the Original Filing shall remain in effect.

Item 5.07. Submission of Matters to a Vote of Security Holders.

Proposal 3: Ratification of the appointment of BPM LLP (“BPM”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022:

For	Against	Abstain
33,469,274	263,821	22,872

The appointment of BPM as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022 was ratified.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXT, INC.

By:	/s/ Gary L. Fischer

Date: August 19, 2022	Gary L. Fischer Chief Financial Officer and Corporate Secretary